SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               Metris Master Trust
                            Metris Receivables, Inc.
                     (Originator of the Metris Master Trust)
             (Exact name of registrant as specified in its charter)


                    Delaware                                41-1810301
      (State of incorporation or organization)             (IRS Employer
                                                            Identification No.)

         10900 Wayzata Boulevard
         Minnetonka, Minnesota                                55305
        (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                               Metris Master Trust
          Class A Floating Rate Asset Backed Securities, Series 2001-3
                                (Title of Class)






INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.


The description of the Asset Backed Securities appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "Trust Credit Card Portfolio"; "Maturity Considerations"; "Description of Series Provisions"; and "ERISA Considerations" in the Prospectus Supplement dated August 15, 2001 and "The Receivables"; "Maturity Considerations"; "Description of the Securities"; "Certain Legal Aspects of the Receivables"; "Income Tax Matters"; and "ERISA Considerations" in the Prospectus, dated August 3, 2001 (the Prospectus and the Prospectus Supplement are incorporated herein by reference).

Item 2.  Exhibits.
         --------

Exhibit 1--Form of specimen of securities representing Class A Floating Rate Asset Backed Securities, Series 2001-3 (included as Exhibit A-1 to the Series 2001-3 Supplement referenced in Exhibit 5 hereto).

Exhibit 2--Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998 (included in Exhibit 4(a) to the Registrant's Form S-3 (No. 333-63931), as filed with the Securities and Exchange Commission, which is incorporated herein by reference).

Exhibit 3--Amendment No. 1 to the Metris Master Trust Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.2 to the Registrant's Form S-3 (No. 333-60530), as filed with the Securities and Exchange Commission, which is incorporated herein by reference).

Exhibit 4--Amendment No. 2 to the Metris Master Trust Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.3 to the Registrant's Form S-3 (No. 333-60530), as filed with the Securities and Exchange Commission, which is incorporated herein by reference).

Exhibit 5--Series 2001-3 Supplement dated as of August 22, 2001 (included in
Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 18, 2001, which is incorporated herein by reference).

Exhibit 6--Prospectus Supplement dated August 15, 2001, as filed with the Securities and Exchange Commission on August 16, 2001, pursuant to Rule 424(b)(5), together with the Prospectus dated August 3, 2001 as filed with the Securities and Exchange Commission on August 7, 2001, pursuant to Rule 424(b)(5) is incorporated herein by reference.



SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                             Metris Receivables Inc.,
                             as Transferor, on behalf of the Metris Master Trust




Date:  December 3, 2001
                             By:/s/ Ralph A. Than
                             Name: Ralph A. Than
                             Title:   Senior Vice President and Treasurer



                                INDEX TO EXHIBITS

Exhibit
Number           Exhibit

1 Form of specimen of securities representing Class A Floating Rate Asset Backed Securities, Series 2001-3 (included as Exhibit A-1 to the Series 2001-3 Supplement referenced in
                 Exhibit 5 hereto).

2 Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998 (included in Exhibit 4(a) to the Registrant's Form S-3 (No. 333-63931), as filed with the Securities and Exchange Commission which is incorporated herein by reference).

3 Amendment No. 1 to the Metris Master Trust Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.2 to the Registrant's Form S-3 (No. 333-60530), as filed with the Securities and Exchange Commission, which is incorporated herein by reference).

4 Amendment No. 2 to the Metris Master Trust Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.3 to the Registrant's Form S-3 (No. 333-60530), as filed with the Securities and Exchange Commission, which is incorporated herein by reference).

5 Series 2001-3 Supplement dated as of August 22, 2001 (included in Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 18, 2001, which is incorporated herein by reference).

6 Prospectus Supplement dated August 15, 2001, as filed with the Securities and Exchange Commission on August 16, 2001, pursuant to Rule 424(b)(5), together with the Prospectus dated August 3, 2001 as filed with the Securities and Exchange Commission on August 7, 2001, pursuant to Rule 424(b)(5) is incorporated herein by reference.